UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2008

Striker Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 – 360 Bay Street, Toronto, ON, Canada M5H 2V6
(Address of principal executive offices) (Zip Code)

(416) 489-0093
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 30, 2008, we entered into a subscription agreement with each of two investors for the sale of an aggregate of 500,000 shares of common stock at a price of US $0.10 per share for gross proceeds of US $50,000. Proceeds will be used for working capital.

Item 3.02	Unregistered Sales of Equity Securities

On November 5, 2008, we issued an aggregate of 500,000 shares of common stock to two investors in a non-brokered off-shore private placement, at a purchase price of US$0.10 per share, raising gross proceeds of $50,000.

We issued the shares to non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

10.1	Form of Private Placement Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRIKER ENERGY CORP.

/s/ Joseph Carusone
Joseph Carusone
President, Secretary, Treasurer and Director

November 5, 2008